Exhibit 99.1


                                                        1025 Eldorado Boulevard
                                                     Broomfield, Colorado 80021
                                                                 www.Level3.com

                                                                   NEWS RELEASE

Level 3 contacts:

Media:            Josh Howell                     Investors:        Robin Grey
                  720-888-2517                                    720-888-2518

                  Paul Lonnegren                              Sandra Curlander
                  720-888-6099                                    720-888-2501


                    Level 3 Announces Tender Offers For Up To
                  $450 Million Of Its Debt Securities Due 2008


BROOMFIELD, Colo., October 29, 2004-- Level 3 Communications, Inc. (Nasdaq:LVLT) announced today that it has commenced tender offers to purchase for cash up to $450 million aggregate principal amount of the series of its debt securities due 2008 specified in the table below (the "Notes"). Level 3 is offering to purchase up to the "Maximum Offer Amount" for each series of Notes listed in the table below, subject to the "Acceptance Priority Levels" listed below (the "Offers"). In no event will Level 3 be obligated to accept for purchase or pay for Notes tendered pursuant to the Offers in an aggregate principal amount in excess of $450 million (the "Tender Cap").

                                              Maximum Offer    Acceptance                      Early
                          Principal Amount   ----------------   Priority     Tender Offer     Tender         Total
     Title of Security      Outstanding           Amount          Level     Consideration*   Payment*    Consideration*

                         $  1,203,652,000    $  450,000,000         1          $ 837.50       $ 20.00       $ 857.50
    9?% Senior Notes
    due 2008
                         $    362,036,000    $  362,036,000         2          $ 867.50       $ 20.00       $ 887.50
    11% Senior Notes
    due 2008
                         $    409,462,000    $  409,462,000         3          $ 837.50       $ 20.00       $ 857.50
    101/2% Senior
    Discount Notes due
    2008 **
    103/4% Senior Euro     EUR 320,826,000    EUR 320,826,000         4         EUR 830.00       EUR 20.00     EUR 850.00
    Notes due 2008

* Per $1,000 or EUR1,000 principal amount of notes accepted for purchase, as applicable.

**   Principal amount outstanding represents principal amount at maturity.

Each Offer is scheduled to expire at midnight, New York City time, on November 29, 2004, unless extended or earlier terminated with respect to an Offer (the "Expiration Date"). Holders of Notes of any series validly tendered prior to 5:00 p.m., New York City time on November 12, 2004, unless extended or earlier terminated with respect to an Offer (the "Early Tender Date"), will receive the "Total Consideration" for that series shown in the table above, consisting of the applicable "Tender Offer Consideration" for that series and the "Early Tender Payment" for that series, each as shown in the table above, if such Notes are accepted for purchase. Holders of Notes of any series who validly tender after the Early Tender Date and whose Notes are accepted for purchase will receive the applicable Tender Offer Consideration for that series but will not receive the Early Tender Payment. Accrued interest up to, but not including, the settlement date will be paid in cash on all validly tendered and accepted Notes.

We intend to fund the purchase of the Notes pursuant to the Offers with net proceeds from borrowings under a proposed new senior secured credit facility expected to mature in 2011, into which our subsidiary, Level 3 Financing, Inc., will seek to enter (the "Proposed Credit Facility"), and may or may not also fund purchases pursuant to the Offers with proceeds from new issuances of debt or equity securities or cash on hand.

Our obligation to accept for purchase Notes pursuant to the Offers is conditioned on the receipt by Level 3 Financing, Inc. of borrowings of at least $400 million under the Proposed Credit Facility. The Offers are subject to the satisfaction or waiver of certain other conditions. The Offers are not subject to the receipt of any minimum amount of tenders.

In addition, Level 3 will have no obligation to accept for purchase or to pay for Notes tendered pursuant to the Offers in an aggregate principal amount in excess of Tender Cap. In the event that one or more of the Offers are oversubscribed, validly tendered Notes in each series will be accepted for payment in accordance with each series' Maximum Tender Amount and Acceptance
Priority Level. For instance, Notes in the Offer with the first Acceptance Priority Level will be accepted up to the Maximum Offer Amount for that series before Notes in the Offer with the second Acceptance Priority Level (subject to the amount of Tender Cap remaining available). If the aggregate principal amount or principal amount at maturity of Notes tendered in any Offer exceeds either the Maximum Offer Amount applicable to such series or, if lesser, the amount of the Tender Cap remaining available for application to the Acceptance Priority Level applicable to such Offer, then, if we accept Notes of such series for purchase, we will accept such Notes on a pro rata basis.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to any series of Notes. The Offers may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

The complete terms and conditions of the Offers are set forth in an Offer to Purchase that is being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully. Copies of the Offer to Purchase and the related Letter of Transmittal may be obtained from the Information Agent for the Offers, Global Bondholder Services Corporation, at (212) 430-3774 and (866) 873-6300 (collect).

Merrill Lynch & Co. is the Dealer Manager for the Offers. Questions regarding the Offers may be directed to Merrill Lynch & Co. at (800) ML4-TNDR (toll-free) and (212) 449-4914.

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

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 23,000-mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented softswitch managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiaries, Software Spectrum and (i)Structure. For additional information, visit their respective Web sites at www.softwarespectrum.com and www.i-structure.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries.

Forward Looking Statement

Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: changes in the overall economy relating to, among other things, the September 11 attacks and subsequent events, substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

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